AXP Market Advantage Series, Inc.
File No. 33-30770/811-5897

                                  EXHIBIT INDEX


Exhibit Index

Exhibit (a)(2)    Amendment to Articles of Incorporation
Exhibit (b)       By-Laws
Exhibit (i)       Opinion and Consent of Counsel
Exhibit (j)       Independent Auditors' Consent
Exhibit (p)(3)    Code of Ethics for AXP International Equity Index Fund's
                  Subadvisor
Exhibit (q)(1)    Directors' Power of Attorney
Exhibit (q)(2)    Officers' Power of Attorney